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                                                                   Exhibit 10.37

                     100% QUOTA SHARE RETROCESSION AGREEMENT
                                  (TRADITIONAL)

                                 BY AND BETWEEN

                      ST. PAUL REINSURANCE COMPANY LIMITED

                                  (RETROCEDANT)

                                       and

                            PLATINUM RE (UK) LIMITED

                               (RETROCESSIONAIRE)

                            DATED AS OF________, 2002

THIS QUOTA SHARE RETROCESSION Agreement (this "AGREEMENT"), effective as of 12:01 a.m. London time on the day following receipt by Retrocessionaire of permission from the Financial Services Authority under Part IV of the Financial Services and Markets Act 2000 to conduct reinsurance business in the United Kingdom (such time the "EFFECTIVE TIME" and such date the "EFFECTIVE DATE") is made by and between ST. PAUL REINSURANCE COMPANY LIMITED, a United Kingdom domiciled insurance company ("RETROCEDANT"), and Platinum RE (UK) LIMITED, a United Kingdom domiciled insurance company ("RETROCESSIONAIRE").

All capitalised terms used but not defined herein shall have the meanings ascribed to such terms in the Formation and Separation Agreement dated -- between Platinum Underwriters Holdings, Ltd., the ultimate parent of Retrocessionaire, and The St. Paul Companies, Inc., the ultimate parent of Retrocedant.

WHEREAS, Retrocedant has agreed to retrocede to Retrocessionaire, and Retrocessionaire has agreed to assume by indemnity reinsurance, a one hundred percent (100%) quota share of the liabilities arising pursuant to the Reinsurance Contracts (as defined hereunder), subject to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises and upon the terms and conditions set forth herein, the parties hereto agree as follows.

 BUSINESS COVERED; EXCLUSIONS

         Retrocedant hereby obligates itself to retrocede to Retrocessionaire and Retrocessionaire hereby obligates itself to accept, pursuant to the terms of this Agreement, a one hundred percent (100%) quota share of any and all liabilities incurred by Retrocedant under all reinsurance and retrocession contracts (each, a "REINSURANCE CONTRACT") that are [new or] renewal contracts entered into by Retrocedant on or after the Effective Date pursuant to [Clause 4.1 or] Clause 4.3 of Part B of the UK Underwriting Agency and Underwriting Management Agreement (the "AGENCY AGREEMENT") between Retrocedant and Retrocessionaire of even date herewith. No retrocession shall attach with respect to any contracts of reinsurance of any kind or type whatsoever issued and/or assumed by Retrocedant, other than the Reinsurance Contracts.


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TERM

         This Agreement shall be continuous as to the Reinsurance Contracts. Except as mutually agreed in writing by the Retrocedant and the Retrocessionaire, this Agreement shall remain continuously in force until all Reinsurance Contracts are terminated, expired, cancelled or commuted.

COVERAGE

         The Coverage Period will be the period from and including the Effective Time through the commutation, expiration or final settlement of all liabilities under any of the Reinsurance Contracts.

PREMIUMS AND COMMISSION

         As premium for the reinsurance provided hereunder, Retrocedant shall retrocede to Retrocessionaire one hundred percent (100%) of the gross premium ceded to Retrocedant under the Reinsurance Contracts, less return premium, applicable [ceding and other] commissions, allowances and premiums for inuring reinsurance.

ORIGINAL CONDITIONS

         All retrocessions assumed under this Agreement shall be subject to the same rates, terms, conditions, waivers and interpretations, and to the same modifications and alterations, as the respective Reinsurance Contracts.

INURING RETROCESSIONS

         It is understood and agreed that when Retrocedant warrants that it is in the best interest of Retrocedant and Retrocessionaire, Retrocedant may purchase facultative reinsurance and any other treaty reinsurance. The premium for said inuring reinsurance that inures to the benefit of Retrocessionaire will be deducted from the premium hereunder.

LOSS AND LOSS EXPENSE; SALVAGE AND SUBROGATION; FOLLOW THE FORTUNES

         Retrocessionaire shall be liable for one hundred percent (100%) of all future loss, loss adjustment expenses, incurred but not reported losses and other payment obligations as incurred by Retrocedant under the Reinsurance Contracts on and after the Effective Date. Retrocessionaire shall have the right to all salvage and subrogation on the account of claims and settlements with respect to the Reinsurance Contracts.

         In the event of a claim under a Reinsurance Contract, Retrocedant will assess the validity of the claim and make a determination as to payment, consistent with the claims handling guidelines previously provided to Retrocedant in writing by Retrocessionaire and Retrocessionaire may exercise its rights under the Administration subsection in respect thereof. Retrocedant shall provide prompt notice of any claim in excess of $500,000 to Retrocessionaire. All payments made by Retrocedant, whether under strict contract terms or by way of compromise, shall be binding on Retrocessionaire. In addition, if Retrocedant refuses to pay a claim in full and a legal proceeding results, Retrocessionaire will be unconditionally bound by any settlement agreed to by Retrocedant or the adverse judgment of any court or arbitrator (which could include any judgment for bad faith, punitive damages, excess policy limit losses or extra contractual obligations) and Retrocedant may recover with respect to such settlements and judgments under this Agreement. Though Retrocedant will settle such claims and litigation in good faith, Retrocessionaire is bound to accept the settlements paid by Retrocedant and such settlements may be


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         for amounts that could be greater than the amounts that would be agreed to by Retrocessionaire if Retrocessionaire were to settle such claims or litigation directly. It is the intent of this Agreement that Retrocessionaire shall in every case in which this Agreement applies and in the proportion specified herein, "follow the fortunes" of Retrocedant in respect of risks Retrocessionaire has accepted under this Agreement.

EXTRA CONTRACTUAL OBLIGATIONS

         In the event Retrocedant or Retrocessionaire is held liable to pay any punitive, exemplary, compensatory or consequential damages because of alleged or actual bad faith or negligence related to the handling of any claim under any Reinsurance Contract or otherwise in respect of such Reinsurance Contract, the parties shall be liable for such damages in proportion to their responsibility for the conduct giving rise to the damages. Such determination shall be made by Retrocedant and Retrocessionaire, acting jointly and in good faith, and in the event the parties are unable to reach agreement as to such determination, recourse shall be had to the Arbitration Section hereof.

ADMINISTRATION OF REINSURANCE CONTRACTS

ADMINISTRATION

         The parties agree that, as of the Effective Time, Retrocedant shall have the sole authority to administer the Reinsurance Contracts in all respects, which authority shall include, but not be limited to, authority to bill for and collect premiums, adjust all claims and handle all disputes thereunder and to effect any and all amendments, commutations and cancellations of the Reinsurance Contracts, subject, however, in the case of administration of claims, to all claims handling guidelines provided in advance in writing by Retrocessionaire to Retrocedant. Retrocedant shall not, on its own, settle any claim, waive any right, defence, setoff or counterclaim relating to the Reinsurance Contracts with respect to amounts in excess of $500,000 or make any ex gratia payments, and shall not amend, commute or terminate any of the Reinsurance Contracts, in each case without the prior written consent of Retrocessionaire.

         Notwithstanding the foregoing, to the extent permitted by law, Retrocessionaire may, at its discretion and at its own expense, assume the administration, defence and settlement of any claim upon prior written notice to Retrocedant. Upon receipt of such notice, Retrocedant shall not compromise, discharge or settle such claim except with the prior written consent of Retrocessionaire. Retrocessionaire shall not take any action in the administration of such claim that would reasonably be expected to adversely affect Retrocedant, its business or its reputation, without the prior written consent of Retrocedant. Subject to the terms of the Extra Contractual Obligations section hereof, Retrocessionaire shall indemnify Retrocedant for all Losses, including punitive, exemplary, compensatory or consequential damages arising from such assumption of the conduct of such settlement pursuant to the Indemnification section herein.

REPORTING AND REGULATORY MATTERS

         Each party shall provide the notices and filings required to be made by it to relevant regulatory authorities as a result of this Agreement. Notwithstanding the foregoing, each party shall provide to the other party any information in its possession regarding the Reinsurance Contracts as reasonably required by the other party to make such filings and in a form as agreed to by the parties.

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DUTY TO COOPERATE

         Upon the terms and subject to the conditions and other agreements set forth herein, each party agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary or advisable to perform the transactions contemplated by this Agreement.

COMMUNICATIONS RELATING TO THE REINSURANCE CONTRACTS

         Following the Effective Time, Retrocedant and Retrocessionaire shall each promptly forward to the other copies of all material notices and other written communications it receives relating to the Reinsurance Contracts (including, without limitation, all inquiries and complaints from relevant insurance regulators, brokers and other service providers and reinsureds and all notices of claims, suits and actions for which it receives service of process.)

REPORTS AND REMITTANCES

REPORT FROM RETROCEDANT

         Within 30 days after the close of each month, Retrocedant will furnish Retrocessionaire with a report summarising the written premium ceded less return premium, allowances, commission, premiums for inuring reinsurance, losses paid, loss adjustment expense paid, monies recovered, and net balance due either party. In addition, Retrocedant will furnish Retrocessionaire a monthly statement showing the unearned premium, the total reserves for outstanding losses including loss adjustment expense, a breakdown for paid and outstanding catastrophe losses and loss adjustment expense, and such other information as may be required by Retrocessionaire for completion of its annual statements or other filings.

REMITTANCES

         Within two Business Days after delivery of each monthly report pursuant to the Report subsection of this Section, Retrocedant and Retrocessionaire shall settle all amounts then due under this Agreement for that month.

LATE PAYMENTS

         Should any payment due any party to this Agreement be received by such party after the due date for such payment under this Agreement, interest shall accrue from the date on which such payment was due until payment is received by the party entitled thereto, at an annual rate equal to the London Interbank Offered Rate quoted for six month periods as reported in The Wall Street Journal on the first Business Day of the month in which such payment first becomes due plus one hundred basis points (the "APPLICABLE RATE").

COST REIMBURSEMENT

         Retrocessionaire shall reimburse for its allocated share of all costs and expenses incurred by Retrocedant in administering the Reinsurance Contracts as set forth in Exhibit A hereto.

CURRENCY

         For purposes of this Agreement, where Retrocedant receives premiums or pays losses in currencies other than United States dollars, such premiums or losses shall



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         be converted into United States dollars at the actual rates of exchange at which these premiums or losses are entered in the Retrocedant's books.

MAINTENANCE OF LICENSES

         Each of Retrocedant and Retrocessionaire hereby covenants to maintain at all times all licences and authorisations required to undertake the actions contemplated hereby.

ACCESS TO RECORDS

         From and after the Effective Date, Retrocedant shall afford to Retrocessionaire and its respective authorized accountants, counsel and other designated representatives (collectively, "Representatives") reasonable access (including using commercially reasonable best efforts to give access to Persons possessing information) during normal business hours to all data and information that is specifically described in writing (collectively, "Information") within the possession of Retrocedant relating to the liabilities transferred hereunder, insofar as such information is reasonably required by Retrocessionaire. Similarly, from and after the Effective Date, Retrocessionaire shall afford to Retrocedant, any Post-closing Subsidiary of Retrocedant and their respective Representatives reasonable access (including using commercially reasonable best efforts to give access to Persons possessing information) during normal business hours to Information within Retrocessionaire's possession relating to Retrocedant, insofar as such information is reasonably required by Retrocedant. Information may be requested under this Section for, without limitation, audit, accounting, claims, litigation (other than any claims or litigation between the parties hereto) and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

         From and after the Effective Date, Retrocessionaire and Retrocedant or their designated representatives may inspect, at the place where such records are located, any and all data and information that is specifically described in writing within the possession of the other party hereto reasonably relating to this Agreement, on reasonable prior notice and during normal business hours. The rights of the parties under this Section shall survive termination of this Agreement and shall continue for as long as there may be liabilities under the Reinsurance Contracts or reporting or retention requirements under applicable law. In addition, each party shall have the right to take copies (including electronic copies) of any information held by the other party that reasonably relates to this Agreement or the Reinsurance Contracts. Each party shall, and shall cause its designated representatives to, treat and hold as confidential information any information it receives or obtains pursuant to this Section.

INDEMNIFICATION

INDEMNIFICATION BY RETROCEDANT

         Retrocedant agrees to indemnify, defend and hold harmless Retrocessionaire, and its officers, directors and employees with respect to any and all Losses arising from any breach by Retrocedant of any representation, warranty or covenant herein. Retrocedant further agrees to indemnify, defend and hold harmless Retrocessionaire and its officers, directors and employees against any and all Losses arising out of Retrocedant's administration of the Reinsurance Contracts, including but not limited to extracontractual obligations, payments in excess of policy limits and settlements made in respect of any such claims to the extent arising from the gross negligence or wilful misconduct of Retrocedant except to the extent such actions are taken with the prior consent or direction of Retrocessionaire. Such indemnification obligations shall


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         be limited to the aggregate of all fees paid to Retrocedant pursuant to the Cost Reimbursement subsection hereof.

INDEMNIFICATION BY RETROCESSIONAIRE

         Retrocessionaire agrees to indemnify, defend and hold harmless Retrocedant, and its officers, directors and employees with respect to any and all Losses arising from any breach by Retrocessionaire of any representation, warranty or covenant herein. Retrocessionaire further agrees to indemnify, defend and hold harmless Retrocedant and its officers, directors and employees against any and all Losses arising out of Retrocessionaire's administration of the Reinsurance Contracts, including but not limited to extracontractual obligations, payments in excess of policy limits and settlements made in respect of any such claims.

INDEMNIFICATION PROCEDURES

         (a) If a party seeking indemnification pursuant to this Section (each, an "INDEMNITEE") receives notice or otherwise learns of the assertion by a Person (including, without limitation, any governmental entity) who is not a party to this Agreement or an Affiliate thereof, of any claim or of the commencement by any such Person of any Action (a "THIRD PARTY CLAIM") with respect to which the party from whom indemnification is sought (each, an "INDEMNIFYING PARTY") may be obligated to provide indemnification pursuant to the Indemnification by Retrocedant and the Indemnification by Retrocessionaire subsections of this Section, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third Party Claim; PROVIDED that the failure of any Indemnitee to give notice as provided in this Section shall not relieve the Indemnifying Party of its obligations under this Section, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in as much detail as is reasonably possible and, if ascertainable, shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by such Indemnitee.

         (b) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with subsection (a) of this Section (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defence of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Section for any legal or other expenses (except expenses approved in writing in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defence thereof; PROVIDED that, if the defendants in -------- any such claim include both the Indemnifying Party and one or more Indemnitees and in any Indemnitee's reasonable judgment a conflict of interest between one or more of such Indemnitees and such Indemnifying Party exists in respect of such claim or if the Indemnifying Party shall have assumed responsibility for such claim with reservations or exceptions that would materially prejudice such Indemnitees, such Indemnitees shall have the right to employ separate counsel to represent such Indemnitees and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel for all such Indemnitees reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. If an Indemnifying Party elects not


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                  to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Section, such Indemnitee may defend or (subject to the remainder of this Section) seek to compromise or settle such Third Party Claim at the expense of the Indemnifying Party.

         (c) Neither an Indemnifying Party nor an Indemnitee shall consent to entry of any judgment or enter into any settlement of any Third Party Claim which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee, in the case of a consent or settlement by an Indemnifying Party, or the Indemnifying Party, in the case of a consent or settlement by the Indemnitee, of a written release from all liability in respect to such Third Party Claim.

         (d) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the Indemnitee shall make available at reasonable times to such Indemnifying Party any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defence, settlement or compromise, and shall otherwise cooperate in a reasonable manner in the defence, settlement or compromise of such Third Party Claim.

         (e) Notwithstanding anything in this Section to the contrary, neither an Indemnifying Party nor an Indemnitee may settle or compromise any claim over the objection of the other; PROVIDED that consent to settlement or compromise shall not be unreasonably withheld or delayed. If an Indemnifying Party notifies the Indemnitee in writing of such Indemnifying Party's desire to settle or compromise a Third Party Claim on the basis set forth in such notice (provided that such settlement or compromise includes as an unconditional term thereof the giving by the claimant or plaintiff of a written release of the Indemnitee from all liability in respect thereof) and the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third Party Claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) PLUS (ii) the lesser of (A) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (B) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to pursue such Third Party Claim.

         (f) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

         (g) Except with respect to claims relating to actual fraud, the indemnification provisions set forth in this section are the sole and exclusive remedy of the parties hereto for any and all claims for indemnification under this Agreement.


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SURVIVAL

         This Indemnification Section shall survive termination of this Agreement.

ARBITRATION

         All disputes and differences arising under or in connection with this Agreement shall be referred to arbitration under the Arbitration Rules of the A.I.D.A. Reinsurance and Insurance Arbitration Society of the UK ("ARIAS (UK)").

         The Arbitration Tribunal shall consist of three arbitrators, one to be appointed by the claimant party, one to be appointed by the respondent party and the third to be appointed by the two appointed arbitrators.

         The third member of the Tribunal shall be appointed as soon as practicable (and no later than 28 days) after the appointment of the two party-appointed arbitrators. The Tribunal shall be constituted upon the appointment of the third arbitrator.

         The Arbitrators shall be persons (including those who have retired) with not less than ten years' experience of insurance or reinsurance within the industry or as lawyers or other professional advisers serving the industry.

         Where a party fails to appoint an arbitrator within 14 days of being called upon to do so or where the two party-appointed arbitrators fail to appoint a third within 28 days of their appointment, then upon application ARIAS (UK) will appoint an arbitrator to fill the vacancy. At any time prior to appointment by ARIAS (UK) the party or arbitrators in default may make such appointment.

         The Tribunal may in its sole discretion make such orders and directions as it considers to be necessary for the final determination of the matters in dispute. The Tribunal shall have the widest discretion permitted under the law governing the arbitral procedure when making such orders or directions.

         The seat of arbitration shall be London.

         Each party shall bear the expense of its own arbitrator and shall share equally with the other party the expense of the third arbitrator and of the arbitration.

         This Arbitration section shall survive termination of this Agreement.

INSOLVENCY

         In the event of the insolvency of Retrocedant, this reinsurance shall be payable directly to Retrocedant, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of Retrocedant without diminution because of the insolvency of Retrocedant or because the liquidator, receiver, conservator or statutory successor of Retrocedant has failed to pay all or a portion of any claim.

         It is agreed, however, that the liquidator, receiver, conservator or statutory successor of Retrocedant shall give written notice to the Retrocessionaire of the pendency of a claim against Retrocedant indicating the Reinsurance Contract, which claim would involve a possible liability on the part of Retrocessionaire within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, Retrocessionaire may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defence or defences that it may deem available to Retrocedant or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by Retrocessionaire shall be chargeable, subject to the




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         approval of the court, against Retrocedant as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to Retrocedant solely as a result of the defence undertaken by Retrocessionaire.

         As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement, the reinsurance shall be payable as set forth above by Retrocessionaire to Retrocedant or to its liquidator, receiver, conservator or statutory successor, except (i) where the Reinsurance Contracts specifically provide another payee in the event of the insolvency of Retrocedant, and (ii) where Retrocessionaire, with the consent of the reinsured or reinsureds under the Reinsurance Contracts, has assumed such Reinsurance Contract obligations of Retrocedant as direct obligations of Retrocessionaire to the payees under such Reinsurance Contracts and in substitution for the obligations of the Retrocedant to such payees.

         For the purposes of this Section, "insolvency of Retrocedant" shall occur if:

         (i) a winding up petition is presented in respect of Retrocedant or a provisional liquidator is appointed over it or if Retrocedant goes into administration, administrative receivership or receivership or if Retrocedant has a scheme of arrangement or voluntary arrangement proposed in relation to all or any part of its affairs; or

         (ii)     Retrocedant goes into compulsory or voluntary liquidation;

         or, in each case, if Retrocedant becomes subject to any other similar insolvency process (whether under the laws of England and Wales or elsewhere); and

         Retrocedant is unable to pay its debts as and when they fall due within the meaning of section 123 of the Insolvency Act 1986 (or any statutory amendment or re-enactment of that section).

OFFSET

         Retrocedant and Retrocessionaire shall have the right to offset any balance or amounts due from one party to the other under the terms of this Agreement. The party asserting the right of offset may exercise such right at any time whether the balances due are on account of premiums, losses or otherwise.

 ERRORS AND OMISSIONS

         Any inadvertent delay, omission, error or failure shall not relieve either party hereto from any liability which would attach hereunder if such delay, omission, error or failure had not been made, provided such delay, omission, error or failure is rectified as soon as reasonably practicable upon discovery.

 SECURITY

         As a condition precedent to this Agreement becoming effective, Retrocessionaire shall execute:

         (i) the custody and investment accounting agreement with State Street Bank and Trust Company ("CUSTODIAN") in the form agreed by Retrocedant and Retrocessionaire and initialled for the purposes of identification by or on behalf of them ("THE AGREED FORM") (the "CUSTODY AGREEMENT");

         (ii) the control agreement between Retrocedant, Retrocessionaire and Custodian in the Agreed Form (the "CONTROL AGREEMENT");

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         (iii)    the discretionary investment advisory agreement with Alliance
                  Capital Management L.P. ("INVESTMENT MANAGER") in the Agreed Form (the "INVESTMENT ADVISORY AGREEMENT"); and

         (iv) the security agreement, pursuant to which Retrocessionaire grants a continuing first priority security interest in collateral accounts established with Custodian pursuant to the Custody Agreement, in the Agreed Form (the "SECURITY AGREEMENT").

         Retrocessionaire undertakes to notify Retrocedant in writing immediately upon becoming aware of the occurrence of a Relevant Event under the Security Agreement. [Upon becoming aware of any such Relevant] Event, Retrocedant shall be entitled, upon notice in writing to Retrocessionaire, to terminate this Agreement with immediate effect. Upon termination, Retrocessionaire shall [within seven days] account to Retrocedant for all amounts owing to Retrocedant pursuant to this Agreement, and the provisions of the Offset Section shall apply. ]

MISCELLANEOUS PROVISIONS

SEVERABILITY

         If any term or provision of this Agreement shall be held void, illegal, or unenforceable, the validity of the remaining portions or provisions shall not be affected thereby.

SUCCESSORS AND ASSIGNS

         This Agreement may not be assigned by either party without the prior written consent of the other. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns as permitted herein.

EQUITABLE RELIEF

         Each party hereto acknowledges that if it or its employees or agents violate the terms of this Agreement, the other party will not have an adequate remedy at law. In the event of such a violation, the other party shall have the right, in addition to any other rights that may be available to it, to obtain in any court of competent jurisdiction injunctive relief to restrain any such violation and to compel specific performance of the provisions of this Agreement. The seeking or obtaining of such injunctive relief shall not foreclose or limit in any way relief against either party hereto for any monetary damage arising out of such violation.

EXECUTION IN COUNTERPARTS

         This Agreement may be executed by the parties hereto in any number of counterparts and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

NOTICES

         All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (with receipt confirmed), or by facsimile (with transmission confirmed), or by certified mail, postage prepaid and return receipt requested, addressed as follows (or to such other address as a party may designate by written notice to the others) and shall be deemed given on the date on which such notice is received:

         If to Retrocedant:

         St. Paul Reinsurance Company Limited
         27 Camperdown Street
         London
         E1 8DS
         Facsimile:  + 44 20 7488 6345
         Attention:  Company Secretary

         If to Retrocessionaire:

         Platinum Re (UK) Limited
         52, Lime Street,
         London, EC3M 7NL
         Facsimile:  020 7623 6610
         Attention:  Company Secretary

WIRE TRANSFER

         All settlements in accordance with this Agreement shall be made by wire transfer of immediately available funds on the due date, or if such day is not a Business Day, on the next day which is a Business Day, pursuant to the following wire transfer instructions:

         For credit to Platinum Re (UK) Limited
         [                       ]
         Account Number [                       ]

         For credit to St. Paul Reinsurance Company Limited [                  ]

         Payment may be made by cheque payable in immediately available funds in the event the party entitled to receive payment has failed to provide wire transfer instructions.

HEADINGS

         Headings used herein are not a part of this Agreement and shall not affect the terms hereof.

FURTHER ASSURANCES

         Each of the parties shall from time to time, on being reasonably requested to do so by the other party to this Agreement, do such acts and/or execute such documents in a form reasonably satisfactory to the party concerned as may be necessary to give full effect to this Agreement and securing to that party the full benefit of the rights, powers and remedies conferred upon it by this Agreement.

THIRD PARTY RIGHTS

         The Indemnification Section of this Agreement confers a benefit on the officers, directors and employees of Retrocedant and of Retrocessionaire (the "THIRD PARTIES") and, subject to the remaining provisions of this Section, is intended to be enforceable by the Third Parties by virtue of the Contracts (Rights of Third Parties) Act 1999.

         The parties to this Agreement do not intend that any term of this Agreement, apart from the Indemnification Section, should be enforceable, by virtue of the Contracts

         (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

         Notwithstanding the foregoing provisions of this Third Party Rights Section, this Agreement may be rescinded or varied in any way and at any time by the parties to this Agreement without the consent of any or all of the Third Parties.

AMENDMENTS; ENTIRE AGREEMENT

         This Agreement may be amended only by written agreement of the parties. This Agreement[, together with --,] supersedes all prior discussions and written and oral agreements and constitutes the sole and entire agreement between the parties with respect to the subject matter hereof.

GOVERNING LAW

         This Agreement shall be governed by English law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorised representatives as of the date first above written.

                                          ST. PAUL REINSURANCE COMPANY LIMITED

                                          By
                                            ------------------------------------
                                            Name:
                                            Title:


                                          PLATINUM RE (UK) LIMITED

                                          By
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

                      ALLOCATION OF ADMINISTRATIVE EXPENSES

Retrocessionaire shall pay to Retrocedant the "actual cost" to Retrocedant (which shall consist of Retrocedant's direct and reasonable indirect costs), as certified in good faith by Retrocedant. For greater certainty, the parties agree that "actual cost" will include any incremental and out-of-pocket costs incurred by Retrocedant in connection with the administrative services provided hereunder, including the conversion, acquisition and disposition cost of software and equipment acquired for the purposes of providing the services and the cost of establishing requisite systems and data feeds and hiring necessary personnel.

No later than 30 days following the last day of each calendar quarter, Retrocedant shall provide Retrocessionaire with a report setting forth an itemised list of the services provided to Retrocessionaire during such last calendar quarter, in a form agreed to by the parties. Retrocessionaire shall promptly (and in no event later than 30 days after receipt of such report, unless Retrocessionaire is contesting the amount set forth in the report in good faith) pay to Retrocedant by wire transfer of immediately available funds all amounts payable as set forth in such report. Each party will pay all taxes for which it is the primary obligor as a result of the provision of any service under this Agreement; provided, that Retrocessionaire shall be solely responsible for, and shall reimburse Retrocedant in respect of, any sales, gross receipts, value added or transfer tax payable with respect to the provision of any service under this Agreement, and any such reimbursement obligation shall be in addition to Retrocessionaire's obligation to pay for such service.



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